Exhibit 4.11

FIRST SUPPLEMENTAL INDENTURE

7.125% SENIOR NOTES DUE 2024

First Supplemental Indenture (this “Supplemental Indenture”), dated as of                     February 22, 2017, among Communications Sales & Leasing, Inc., a Maryland corporation (the “Issuer”), CSL Capital, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 15, 2016, among the Issuers, the Guarantors and the Trustee, providing for the issuance of an unlimited aggregate principal amount of Senior Notes due 2024 (the “Notes”); and

WHEREAS, Section 9.01(e) of the Indenture provides, among other things, that without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder; and

WHEREAS, pursuant to Sections 9.01(e) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  The third paragraph of Section 6.03 of the Indenture is hereby deleted in its entirety.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 7. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 8.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 9. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COMMUNICATIONS SALES & LEASING, INC., as Issuer
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary

CSL CAPITAL, LLC, as Co-Issuer
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary

[Signature page to First Supplemental Indenture]

Exhibit 4.11

GUARANTORS:

CSL NATIONAL, LP By: CSL NATIONAL GP, LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary
CSL NORTH CAROLINA REALTY, LP By: CSL NORTH CAROLINA REALTY GP, LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary
CSL NORTH CAROLINA SYSTEM, LP, By: CSL NORTH CAROLINA REALTY GP, LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary
UNITI HOLDINGS LP By: Uniti Holdings GP LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary

[Signature page to First Supplemental Indenture]

GUARANTORS:

CSL NATIONAL GP, LLC

CSL Alabama System, LLC

CSL Arkansas System, LLC

CSL Florida System, LLC

CSL Iowa System, LLC

CSL Mississippi System, LLC

CSL Missouri System, LLC

CSL New Mexico System, LLC

CSL Ohio System, LLC

CSL Oklahoma System, LLC

CSL Realty, LLC

CSL Texas System, LLC

CSL North Carolina Realty GP, LLC

CSL Tennessee Realty Partner, LLC

CSL Tennessee Realty, LLC

CONTACT NETWORK, LLC

PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC

UNITI FIBER HOLDINGS INC.
UNITI FIBER-PEG LLC
UNITI FIBER HOLDINGS - TC LLC

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary

[Signature page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick Giordano
Name:Patrick Giordano
Title:Vice President

[Signature page to First Supplemental Indenture]